Exhibit 99.1

McEwen Copper Announces $70 Million Financing

to Advance the Los Azules Copper Project

TORONTO, ONTARIO, June 24, 2024 – McEwen Mining Inc. (NYSE and TSX: MUX) announces a non-brokered private placement financing of up to 2,333,333 common shares of its wholly-owned subsidiary McEwen Copper Inc. at a subscription price of US$30.00 per common share, for gross proceeds of up to US$70 million (the "Offering"). McEwen Copper currently has 30,937,615 common shares outstanding (basic and diluted).

Lead orders to purchase 27% of the total Offering have been committed by McEwen Mining and Rob McEwen. McEwen Mining will purchase up to 466,667 common shares of McEwen Copper for US$14 million and Rob McEwen will purchase up to 166,666 common shares for US$5 million. Final investment amounts are subject to adjustment according to anti-dilution and pre-emptive rights on the part of other existing shareholders of McEwen Copper.

This Offering will be used to advance work on a bankable feasibility study for the Los Azules copper project, which is scheduled for publication by the end of the first quarter (Q1) of 2025.

Subscription for the remaining 1,700,000 common shares is available to qualified accredited investors, subject to a US$2 million minimum investment and certain other conditions. The securities sold in the Offering are private and subject to transfer restrictions until such time when they become listed on a public exchange.

Prior to the Offering, ownership in McEwen Copper is of 14,768,000 common shares (47.7%) for McEwen Mining and 4,000,000 common shares for Rob McEwen (12.9%). Assuming completion of the full amount of the Offering and the investment amounts shown above, McEwen Mining will own 45.8% of McEwen Copper and Rob McEwen will own 12.5%.

About McEwen Copper

McEwen Copper Inc. holds a 100% interest in the Los Azules copper project in San Juan, Argentina and the Elder Creek project in Nevada, USA.

Los Azules ranked the 8th largest undeveloped copper deposits in the world (Mining Intelligence, 2022). Its current copper resources have increased to 10.9 billion pounds at a grade of 0.40% Cu (Indicated category) and an additional 26.7 billion pounds at a grade of 0.31% Cu (Inferred category) as of the June 2023 Preliminary Economic Assessment (PEA). The PEA estimates a $2.7 billion after-tax NPV8% at $3.75/lb Cu, a low average C1 production cost of $1.07/lb Cu, a 3.2-year payback period, and a 27-year mine life.

A bankable feasibility study (FS) is underway with completion, planned by the end of Q1 2025. Los Azules is being designed to be distinctly different from other copper mines, consuming significantly less water, emitting much lower carbon and progressing towards carbon neutral by 2038, and being powered by 100% renewable electricity once in operation.

This news release and the information included herein do not constitute an offer to buy or the solicitation of an offer to subscribe for or to buy any of the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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CAUTION STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the private securities litigation reform act of 1995. The forward-looking statements are intended to be subject to the safe harbor provided by section 27a of the securities act of 1933, section 21e of the securities exchange act of 1934 and private securities litigation reform act of 1995.

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward--looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 47.7% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Its Chairman and Chief Owner has personally provided the company with $220 million and takes an annual salary of $1.

CONTACT INFORMATION:

Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

info@mcewenmining.com

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